Exhibit 10.3

AMENDMENT NO. 12 TO CREDIT AGREEMENT

This AMENDMENT NO. 12 TO CREDIT AGREEMENT (“Amendment”) is entered into as of October 31, 2008, by and among SAVVIS Communications Corporation, a Missouri corporation (“Borrower”), SAVVIS, Inc. (f/k/a SAVVIS Communications Corporation), a Delaware corporation (“Holdings”), Wells Fargo Foothill, Inc., as a Lender and as Agent for all Lenders (“Agent”) and the other Lenders party to the Credit Agreement (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, Borrower, Holdings, Agent and Lenders are parties to that certain Credit Agreement, dated as of June 10, 2005 (as amended, modified and supplemented from time to time, the “Credit Agreement”; capitalized terms not otherwise defined herein have the definitions provided therefore in the Credit Agreement);

WHEREAS, Borrower has informed Agent and Lenders that, on the date hereof, the UK Foreign Subsidiary and Holdings desire to enter into those certain (a) Asset Security Agreement among UK Foreign Subsidiary, Holdings and National Westminster Bank, Plc (“NatWest”), (b) Deed of Guarantee, Priority and Acknowledgment among UK Foreign Subsidiary, Holdings, Borrower, NatWest and Lombard, and (c) Deed of Subordination and Postponement among NatWest, Borrower and UK Foreign Subsidiary in the forms attached hereto as Exhibit A (the “UK Hedging Transaction”);

WHEREAS, Borrower has informed Agent and Lenders that it desires to amend the Credit Agreement in certain respects to among other things permit the UK Hedging Transaction, and Agent and Lenders have agreed to amend the Credit Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Credit Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment. Subject to the satisfaction of the conditions set forth in Section 2 below, the Credit Agreement is amended as follows:

(a) Clause (b) of Section 2.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Maximum Revolver Amount and/or Borrowing Base (provided however the reserves described in the following clauses (C), (D) and (E) may only be applied against the Borrowing Base and not against the Maximum Revolver Amount), including reserves (i) with respect to (A) sums that Holdings, Borrower or any of their respective Subsidiaries is required to pay by any Section of this

Agreement or any other Loan Document (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay when due, (B) amounts owing by Holdings, Borrower or any of their respective Subsidiaries to any Person to the extent secured by a Lien (other than a Permitted Lien) on, or trust over, any of the Collateral, which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent’s Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, (C) the results of Recurring Revenue appraisals (using a methodology consistent with the methodology used by the Agent with respect to credit facilities agented by Agent that appraise Recurring Revenue) to the extent the net orderly liquidation value of such appraisals does not exceed the sum of the Maximum Revolver Amount, (D) any change in the manner in which Borrower recognizes revenue or any change by Borrower in its billing practices and (E) any potential offsets or disputes with customers or other matters which Agent, in its Permitted Discretion, determines could reasonably be expected to impair collections by Borrower of Recurring Revenues, (ii) after the occurrence and during the continuance of an Event of Default, with respect to such other matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, and (iii) with respect to the outstanding balance of the Subordinated B Debt (as defined in the UK Intercompany Subordination Agreements) owed by UK Foreign Subsidiary to Holdings and its Domestic Subsidiaries. The amount of any reserve established by Agent shall bear a reasonable relationship to the events which is the basis for such reserve.

(b) A new Section 5.18 is hereby added to the Credit Agreement as follows:

5.18 Treatment of Intercompany Loans re UK Foreign Subsidiary. With respect to any and all payments by UK Foreign Subsidiary to Borrower in respect of intercompany loans or intercompany receivables, make and record such payments as payments in respect of intercompany loans or intercompany receivables other than Subordinated B Debt (as defined in the UK Intercompany Subordination Agreements), whether or not such payments are so identified.

(c) Clause (e) of Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e) UK Indebtedness (including the UK Guaranty) and Indebtedness with respect to the UK Deed of Guarantee in the form of hedging obligations solely for interest rate hedging of the UK Indebtedness,

(d) Clause (n) of Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(n) unsecured Indebtedness of the Subsidiaries of Holdings (other than UK Foreign Subsidiary) up to $25,000,000 in the aggregate for all such

Subsidiaries incurred solely for the purpose of foreign data center expansion including, but not limited to, the acquisition or build-out of required leasehold improvements.

(e) Clause (b) of Section 7.2 of the Credit Agreement is hereby amended by inserting the phrase “5.18” immediately following the reference to “5.11” therein.

(f) The following new defined terms are hereby added to Schedule 1.1 of the Credit Agreement in their appropriate alphabetical order:

“Twelfth Amendment Effective Date” means October 31, 2008.

“UK Deed of Guarantee” means that certain Deed of Guarantee, Priority and Acknowledgement dated as of the Twelfth Amendment Effective Date by and among Lombard North Central Plc, National Westminster Bank, Plc, UK Foreign Subsidiary, Holdings and Borrower as in effect on the Twelfth Amendment Effective Date.

“UK Intercompany Subordination Agreements” means (i) that certain Deed of Subordination and Postponement among NatWest, Borrower and UK Foreign Subsidiary and (ii) that certain Deed of Subordination and Postponement dated June 27, 2008 by and among Lombard North Central Plc, UK Foreign Subsidiary and Borrower, in each case as in effect on the Twelfth Amendment Effective Date.

(g) The following defined terms are hereby amended and restated in their entirety as follows:

“Intercreditor Agreement” means that certain Amended and Restated Intercreditor Agreement dated as of the Twelfth Amendment Effective Date by and among Lombard North Central Plc, National Westminster Bank, Plc, the Agent, Holdings, Borrower and UK Foreign Subsidiary as in effect on the Twelfth Amendment Effective Date.

“UK Indebtedness” means the Indebtedness in a principal amount not to exceed £35,000,000 at any time outstanding of UK Foreign Subsidiary pursuant to the UK Loan Agreement.

“UK Loan Agreement” means that certain Facility Agreement dated as of the Ninth Amendment Effective Date by and among UK Foreign Subsidiary, Holdings and Lombard North Central Plc as in effect on the Ninth Amendment Effective Date.

“UK Guaranty” means the unsecured guarantee obligations of Holdings set forth in Section 7 of the UK Loan Agreement and Section 3 of the UK Deed of Guarantee.

(h) The definition of “Permitted Liens” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by amending and restating clause (n) therein as follows:

(n) Liens securing the UK Indebtedness and the obligations owing under Hedge Agreements for interest rate hedging of the UK Indebtedness so long as any such Lien attaches only to the Security Assets (as such term is defined in the UK Loan Agreement) and subject is to the Intercreditor Agreement.

2. Conditions to Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent (unless specifically waived in writing by Agent), each to be in form and substance satisfactory to Agent:

(a) Agent shall have received a fully executed copy of this Amendment, together with the Consent and Reaffirmation attached hereto;

(b) Borrower shall have delivered to Agent executed documentation evidencing the UK Hedging Transaction, including, without limitation, the UK Deed of Guarantee;

(c) Borrower shall have delivered to Agent a fully executed copy of an amendment to the Deed of Subordination and Postponement dated June 27, 2008 by and among Lombard North Central Plc, UK Foreign Subsidiary and Borrower;

(d) Borrower shall have delivered to Agent such other documents, agreements and instruments as may be requested or required by Agent in connection with this Amendment, each in form and content acceptable to Agent;

(e) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel; and

(f) No Default or Event of Default shall have occurred and be continuing.

3. Miscellaneous.

(a) Warranties and Absence of Defaults. In order to induce Agent to enter into this Amendment, each of Borrower and Holdings hereby warrants to Agent, as of the date hereof, that the representations and warranties of Borrower and Holdings contained in the Credit Agreement are true and correct as of the date hereof as if made on the date hereof (other than those which, by their terms, specifically are made as of certain dates prior to the date hereof).

(b) Expenses. Each of Borrower and Holdings, jointly and severally, agree to pay on demand all costs and expenses of Agent in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of the Credit Agreement as amended hereby.

(c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

4. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Borrower and Holdings, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, either known or suspected, both at law and in equity, which Borrower or Holdings or any of their successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each of Borrower and Holdings understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

SAVVIS COMMUNICATIONS CORPORATION, a Missouri corporation, as Borrower

By: /s/ Jeffrey H. VonDeylen
Title: Chief Financial Officer

SAVVIS, INC., a Delaware corporation, as Holdings

By: /s/ Jeffrey H. VonDeylen
Title: Chief Financial Officer

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By: /s/ Nichol Shuart
Title: Vice President

OHSF FINANCING, LTD., as a Lender

By	/s/ Scott D. Krase
Title	Authorized Signatory

OHSF II FINANCING, LTD., as a Lender

By	/s/ Scott D. Krase
Title	Authorized Signatory

OAK HILL CREDIT OPPORTUNITIES FINANCING, LTD., as a Lender

By	/s/ Scott D. Krase
Title	Authorized Signatory

OAK HILL CREDIT ALPHA FINANCE I, LLC, as a Lender

By:	Oak Hill Credit Alpha Fund, L.P., its Member

By:	Oak Hill Credit Alpha Gen Par, L.P., its General Partner

By:	Oak Hill Credit Alpha MGP, LLC, its General Partner

By	/s/ Scott D. Krase
Title	Authorized Signatory

OAK HILL CREDIT ALPHA FINANCE I (OFFSHORE), LTD., as a Lender

By	/s/ Scott D. Krase
Title	Authorized Signatory

FIRST BANK BUSINESS CAPITAL, INC. f/k/a FB COMMERCIAL FINANCE, INC., as a Lender

By	/s/ Greg Nuitt
Title	Vice President

CONSENT AND REAFFIRMATION

Each of the undersigned hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 12 to Credit Agreement (the “Amendment”); (ii) consents to Borrower’s execution and delivery of the Amendment; (iii) agrees to be bound by the Amendment; and (iv) reaffirms that the Loan Documents to which it is a party (and its obligations thereunder) shall continue to remain in full force and effect. Although each of the undersigned has been informed of the matters set forth herein and have acknowledged and agreed to same, each of the undersigned understands that Agent and Lenders have no obligation to inform any of the undersigned of such matters in the future or to seek any of the undersigned’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of the Amendment.

SAVVIS, INC., a Delaware corporation By: /s/ Jeffrey H. VonDeylen Title: Chief Financial Officer

SAVVIS COMMUNICATIONS INTERNATIONAL, INC., a Delaware corporation By: /s/ Jeffrey H. VonDeylen Title: Chief Financial Officer

SAVVIS FEDERAL SYSTEMS, INC., a Delaware corporation By: /s/ Jeffrey H. VonDeylen Title: Chief Financial Officer